EXHIBIT 4.16
[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed

Private & Confidential

DATED 26 July 2021

LEGEND BIOTECH USA, INC
and
LEGEND BIOTECH IRELAND LIMITED
and
JANSSEN BIOTECH, INC.
and
JANSSEN PHARMACEUTICA NV

AMENDMENT NO. 6 TO COLLABORATION AND LICENSE AGREEMENT
DATED DECEMBER 21, 2017

THIS AMENDMENT is made and entered into as of December 7, 2020 (the “Effective Date”), by and between:

1.LEGEND BIOTECH USA, INC., a Delaware corporation (“Legend U.S.”)
2.LEGEND BIOTECH IRELAND LIMITED, an Irish entity (“Legend Ireland”); together “Legend” and
3.JANSSEN BIOTECH, INC., a Pennsylvania corporation (“Janssen”)

Legend and Janssen are each referred to herein by name or as a “Party” or, collectively, as “Parties”.

BACKGROUND

1.By an agreement dated December 21, 2017, Legend and Janssen entered into a Collaboration and License Agreement to develop, manufacture, and commercialize LCAR- B38M and products containing LCAR-B38M, which was amended by Letter Amendment No. 1 dated December February 26, 2018; Amendment No. 2 dated March 2018 (labeled as “First Amendment to the Collaboration and License Agreement”); Amendment No. 3 dated December 16, 2019 (labeled as Amendment No. 1 to the Collaboration and License Agreement”); Amendment No. 4 dated November 30, 2020 (labeled as Amendment No. 2 to the Collaboration and License Agreement”); and Amendment No. 5 dated December 7, 2020

(labeled as Amendment No. 3 to the Collaboration and License Agreement”); (collectively, “the Agreement”);

1.The Parties acknowledge the above amendments as correctly renumbered for future reference; and

1.By the Assignment and Assumption Agreement effective April 28, 2020, Janssen Pharmaceutica NV acquired and assumed Janssen Biotech Inc.’s rights and obligations under the Agreement with respect to the Janssen Territory and Greater China Territory; and

1.The Parties wish to amend the Agreement to modify certain provisions related to the Funding Advance in Section 7.3.5.

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

a.Definitions

For purposes of this Amendment, the capitalized terms used herein shall have the defined meanings specified in the terms below or elsewhere herein. Unless otherwise defined herein, each capitalized term used in this Amendment shall have the meaning assigned to it in the Agreement, as modified hereby.

a.Amendments

i.Section 7.3.5(f) of the Agreement is deleted in its entirety and replaced with the following:

[***].

i.Section 7.3.5(h) is hereby deleted in its entirety and replaced with the following text: [***].
b.The Agreement shall be deemed to have been amended in accordance with Section 14.8 of the Agreement. Except as expressly modified hereby, the Agreement shall remain in full force and effect as originally executed by the Parties. This Amendment supersedes any other prior writing and prior or contemporaneous oral agreements or understandings between the Parties that relate to or arise out of this Amendment and any related matters. This Amendment, together with the Agreement, fully integrates the Parties’ agreement and understanding with respect to all matters covered by it.
c.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized representatives as of the date and year first above written.

LEGEND BIOTECH USA, INC. LEGEND BIOTECH IRELAND
LIMITED

By:____________________________ By:_________________________________

Name:_________________________ Name:_______________________________

Title:__________________________ Title:________________________________

Date:__________________________ Date:________________________________

JANSSEN BIOTECH, INC. JANSSEN PHARMACEUTICA NV

By:____________________________ By:_________________________________

Name:_________________________ Name:_______________________________

Title:__________________________ Title:________________________________

Date:__________________________ Date:________________________________

JANSSEN PHARMACEUTICA NV

By:____________________________

Name:_________________________

Title:__________________________

Date:__________________________